EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-113054, 333-143029, 333-151943 and 333-168964  on Form S-8 of our reports dated March 17, 2014, relating to the consolidated financial statements of Ivanhoe Energy Inc. and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ivanhoe Energy Inc. for the year ended December 31, 2013.

/s/ Deloitte LLP

Chartered Accountants
Calgary, Canada
March 17, 2014